Contact:	Marissa Vidaurri
Investor Relations
(512) 683-6873

National Instruments Reports Record Revenue and Record Net Income for a Third Quarter
NI well positioned for long-term growth driven by major market trends

Q3 2018 Highlights
•	Revenue of $346 million, up 8 percent year over year
•	GAAP gross margin of 74 percent
•	Non-GAAP gross margin of 77 percent
•	Fully diluted GAAP EPS of $0.32 and fully diluted non-GAAP EPS of $0.45
•	GAAP net income of $43 million, up 29 percent year over year
•	Non-GAAP net income of $60 million, up 53 percent year over year
•	EBITDA of $65 million
•	Cash and short-term investments of $482 million as of September 30, 2018

First 9 Months 2018 Highlights
•	Revenue of $999 million, up 6 percent year over year
•	GAAP net income up 28 percent year over year
•	Non-GAAP net income up 49 percent year over year

AUSTIN, Texas - October 25, 2018 - National Instruments (Nasdaq: NATI) today announced Q3 2018 revenue of $346 million, up 8 percent year over year.

In Q3 2018, the value of the company's total orders was up 13 percent year over year; orders under $20,000 were up 5 percent year over year; and orders over $20,000 were up 21 percent year over year.

In Q3, GAAP gross margin was 74 percent and non-GAAP gross margin was 77 percent. Total GAAP operating expenses were $211 million, up 6 percent year over year. Total non-GAAP operating expenses were flat year over year at $199 million in Q3. GAAP operating margin was 13 percent in Q3, with GAAP operating income of $46 million, up 23 percent year over year. Non-GAAP operating margin was 20 percent in Q3, with non-GAAP operating income of $68 million, up 50 percent year over year.

For the first three quarters of 2018, GAAP operating income was $111 million, up 26 percent year over year, and non-GAAP operating income was $162 million, up 48 percent year over year.

GAAP net income for Q3 was $43 million, with fully diluted earnings per share (EPS) of $0.32, and non-GAAP net income was $60 million, with non-GAAP fully diluted EPS of $0.45. EBITDA, or Earnings Before Interest, Taxes, Depreciation and Amortization, was $65 million for Q3.

"I expect to achieve our target non-GAAP operating margin for 2018 and I am excited by the multi-year growth opportunities we see in areas like 5G semiconductors, electric and autonomous vehicles," said Alex Davern, NI CEO. "We will continue to drive aligned execution through sales, marketing, and R&D to accelerate growth - both organically and inorganically - in the target industries where our platform is most highly differentiated."

"I am proud of our continued progress on growth and profitability. We believe from focus comes growth and with leadership's implementation of our Core Strategic Vision, we have driven alignment to the top priorities we believe will provide the most opportunities for growth," said Karen Rapp, NI CFO. "With the entire company focused in one direction, we have increased operational efficiency and delivered a 49 percent year over year increase in non-GAAP net income through the first three quarters of 2018. We also increased backlog equivalent to 4 percent of revenue this quarter, improving our future visibility."

Geographic revenue in U.S. dollar terms for Q3 2018 compared with Q3 2017 was up 7 percent in the Americas, up 10 percent in APAC and up 7 percent in EMEIA. Excluding the impact of foreign currency exchange, revenue was up 7 percent in the Americas, up 9 percent in APAC and up 6 percent in EMEIA. Historical revenue from these three regions can be found on NI's investor website at www.ni.com/nati.

As of September 30, 2018, NI had $482 million in cash and short-term investments. During the third quarter, NI paid $30 million in dividends. The NI Board of Directors approved a quarterly dividend of $0.23 per share payable on December 3, 2018, to stockholders of record on November 12, 2018.

The company's non-GAAP results exclude the impact of stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction costs, restructuring charges, and capitalization and amortization of internally developed software costs, tax reform charges and other. Reconciliations of the company's GAAP and non-GAAP results are included as part of this news release.

Guidance
NI currently expects Q4 revenue to be in the range of $360 million to $390 million, which would be a new Q4 record at the midpoint. The company currently expects that GAAP fully diluted EPS will be in the range of $0.35 to $0.49 for Q4, with non-GAAP fully diluted EPS expected to be in the range of $0.46 to $0.60.

Non-GAAP Presentation
In the quarter ended June 30, 2018, NI began moving toward more frequent releases for many of its software products. Specifically, for many of its software development projects, NI started applying agile development methodologies, which are characterized by a more dynamic development process with more frequent and iterative revisions to a product releases features and functions as the software is being developed. Due to the shorter development cycle and focus on rapid production associated with agile development, NI expects that for a significant majority of its software development projects the costs incurred subsequent to the achievement of technological feasibility will be immaterial in future periods and it expects to record significantly less capitalized software development costs than under its historical software development approaches. NI also expects amortization of previously capitalized software development costs to steadily decline as previously capitalized software development costs become fully amortized over the next four years.

As a result, beginning with its non-GAAP metrics for the three months ended June 30, 2018, NI has been excluding the net effects of capitalization and amortization of software development costs from its non-GAAP operating results, along with its previously excluded non-GAAP items, and providing a reconciliation of such non-GAAP results to its GAAP results. NI believes these changes are useful to investors as they provide greater comparability between its R&D spend in future periods. NI also makes available on its website its historical non-GAAP results, excluding the effects of software capitalization and amortization together with other applicable non-GAAP adjustments, for the fiscal quarters ended March 31, 2005 through June 30, 2018.

In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its gross profit, gross margin, operating expenses, operating income, operating margin, income before income taxes, provision for income taxes, net income and basic and fully diluted EPS for the three and nine months ended September 30, 2018 and 2017, on a GAAP and non-GAAP basis. NI is also providing guidance on its non-GAAP fully diluted EPS.

When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP results to the GAAP results. Management believes that including the non-GAAP results assists investors in assessing the company's operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense, amortization of acquisition-related intangibles, acquisition-related transaction costs, restructuring charges, capitalization and amortization of internally developed software costs, and tax reform charges in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods; to establish operational goals; to compare with its business plan and individual operating budgets; to measure management performance for the purposes of executive compensation, including payments to be made under bonus plans; to assist the public in measuring the company's performance relative to the company's long-term public performance goals; to allocate resources; and, relative to the company's historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance.

This news release discloses the company's EBITDA for the three and nine months ended September 30, 2018 and 2017. The company believes that including the EBITDA results assists investors in assessing the company's operational performance relative to its competitors. A reconciliation of EBITDA to GAAP net income is included with this news release.

Conference Call Information and Availability of Presentation Materials
Interested parties can listen to the Q3 2018 earnings conference call with NI management today, October 25, at 4:00 p.m. CT at www.ni.com/call. Replay information is available by calling (855) 212-2361, confirmation code 3644097, shortly after the call through October 28 at 10:00 p.m. CT or by visiting the company's website at www.ni.com/call. Presentation materials referred to on the conference call can be found at www.ni.com/nati.

Forward-Looking Statements
This release contains "forward-looking statements" including statements regarding NI well positioned for long-term growth driven by major market trends, expecting to achieve our target non-GAAP operating margin for 2018, being excited by the multi-year growth opportunities we see in areas like 5G semiconductors, electric and autonomous vehicles, we will continue to drive aligned execution through sales, marketing, and R&D to accelerate growth -  both organically and inorganically - in the target industries where our platform is most highly differentiated, believing from focus comes growth and with leadership's implementation of our Core Strategic Vision, we have driven alignment to the top priorities we believe will provide the most opportunities for growth, improving our future visibility, expecting  Q4 revenue to be in the range of $360 million to $390 million, expecting that GAAP fully diluted EPS will be in the range of $0.35 to $0.49 for Q4, with non-GAAP fully diluted EPS expected to be in the range of $0.46 to $0.60, that for a significant majority of its software development projects the costs incurred subsequent to the achievement of technological feasibility will be immaterial in future periods, that NI expects to record significantly less capitalized software development costs than under its historical software development approaches and that NI expects amortization of previously capitalized software development costs to steadily decline as previously capitalized software development costs become fully amortized over the next four years.  These statements are subject to a number of risks and uncertainties, including the risk of adverse changes or fluctuations in the global economy, foreign exchange fluctuations, fluctuations in demand for NI products including orders from NI's large customers, component shortages, delays in the release of new products, the company's ability to effectively manage its operating expenses, manufacturing inefficiencies and the level of capacity utilization, the impact of any recent or future acquisitions by NI, expense overruns, adverse effects of price changes or effective tax rates or the impact of the Tax Cuts and Jobs Act. Actual results may differ materially from the expected results.

The company directs readers to its Form 10-K for the year ended Dec. 31, 2017, its Form 10-Q for the quarter ended June 30, 2018 and the other documents it files with the SEC for other risks associated with the company's future performance.

About NI
NI (ni.com) empowers engineers and scientists with a software-centric platform that incorporates modular hardware and an expansive ecosystem. This proven approach puts users firmly in control of defining what they need to accelerate their system design within test, measurement and control. NI's solution helps build high-performance systems that exceed requirements, quickly adapt to change and ultimately improve the world. (NATI-F)

LabVIEW, National Instruments, NI and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)
	September 30,	December 31,
	2018	2017
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$311,381	$290,164
Short-term investments	171,028	121,888
Accounts receivable, net	239,468	248,825
Inventories, net	192,412	184,592
Prepaid expenses and other current assets	62,447	48,621
Total current assets	976,736	894,090

Property and equipment, net	245,898	249,715
Goodwill	263,119	266,783
Intangible assets, net	116,061	123,293
Other long-term assets	28,106	32,553
Total assets	$1,629,920	$1,566,434

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$51,321	$49,733
Accrued compensation	52,182	43,309
Deferred revenue - current	120,398	120,638
Other current liabilities	17,508	23,782
Other taxes payable	34,654	31,793
Total current liabilities	276,063	269,255

Deferred income taxes	36,638	33,609
Liability for uncertain tax positions	9,045	10,158
Income tax payable - long-term	74,015	81,515
Deferred revenue - long-term	31,762	33,742
Other long-term liabilities	5,488	10,134
Total liabilities	433,011	438,413

Stockholders' equity:
Preferred stock	—	—
Common stock	1,324	1,310
Additional paid-in capital	881,417	829,979
Retained earnings	329,342	313,241
Accumulated other comprehensive loss	(15,174)	(16,509)
Total stockholders' equity	1,196,909	1,128,021
Total liabilities and stockholders' equity	$1,629,920	$1,566,434

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Net sales:
Product	$310,216	$291,891	$897,355	$853,219
Software maintenance	35,911	29,030	101,678	86,416
Total net sales	346,127	320,921	999,033	939,635

Cost of sales:
Product	87,082	81,641	239,205	235,989
Software maintenance	1,933	2,110	6,493	6,744
Total cost of sales	89,015	83,751	245,698	242,733

Gross profit	257,112	237,170	753,335	696,902
	74.3%	73.9%	75.4%	74.2%
Operating expenses:
Sales and marketing	118,220	116,661	365,474	358,335
Research and development	66,170	56,526	194,921	171,701
General and administrative	26,712	26,468	81,882	78,400
Total operating expenses	211,102	199,655	642,277	608,436

Operating income	46,010	37,515	111,058	88,466
	13.3%	11.7%	11.1%	9.4%
Other income (expense):
Interest income	1,539	657	3,845	1,509
Net foreign exchange gain (loss)	(956)	1,096	(2,082)	1,624
Other income (loss), net	1,782	(1,153)	169	(957)

Income before income taxes	48,375	38,115	112,990	90,642

Provision for income taxes	5,181	4,726	14,474	13,949

Net income	$43,194	$33,389	$98,516	$76,693

Basic earnings per share	$0.33	$0.26	$0.75	$0.59
Diluted earnings per share	$0.32	$0.25	$0.74	$0.59

Weighted average shares outstanding -
basic	132,357	130,660	131,792	130,103
diluted	133,197	131,617	133,067	131,050

Dividends declared per share	$0.23	$0.21	$0.69	$0.63

National Instruments
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)
	Nine Months Ended September 30,
	2018	2017

Cash flow from operating activities:
Net income	$98,516	$76,693
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	53,735	54,794
Stock-based compensation	27,492	21,272
Deferred income taxes	732	(4,290)
Net change in operating assets and liabilities	6,862	(1,013)
Net cash provided by operating activities	187,337	147,456

Cash flow from investing activities:
Capital expenditures	(27,373)	(24,084)
Capitalization of internally developed software	(13,152)	(34,406)
Additions to other intangibles	(5,165)	(1,379)
Purchases of short-term investments	(172,462)	(62,845)
Sales and maturities of short-term investments	122,726	45,582
Net cash used by investing activities	(95,426)	(77,132)

Cash flow from financing activities:
Principal payments on revolving line of credit	—	(10,000)
Proceeds from issuance of common stock	24,424	22,870
Dividends paid	(91,034)	(82,051)
Net cash used by financing activities	(66,610)	(69,181)

Impact of changes in exchange rates on cash	(4,084)	7,768

Net change in cash and cash equivalents	21,217	8,911
Cash and cash equivalents at beginning of period	290,164	285,283
Cash and cash equivalents at end of period	$311,381	$294,194

The following tables provide details with respect to the amount of GAAP charges related to stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction costs, capitalization and amortization of internally developed software costs, and restructuring charges that were recorded in the line items indicated below (unaudited) (in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2018	2017	2018	2017
Stock-based compensation
Cost of sales	$844	$689	$2,415	$1,914
Sales and marketing	3,452	3,014	10,408	8,523
Research and development	3,318	2,328	9,091	6,552
General and administrative	1,942	1,514	5,578	4,358
Provision for income taxes	(1,455)	(2,369)	(6,115)	(7,388)
Total	$8,101	$5,176	$21,377	$13,959

Amortization of acquisition intangibles
Cost of sales	$701	$1,502	$2,448	$4,648
Sales and marketing	510	515	1,580	1,479
Research and development	28	283	84	813
Provision for income taxes	(149)	(546)	(518)	(1,656)
Total	$1,090	$1,754	$3,594	$5,284

Acquisition transaction costs, restructuring charges, and other
Cost of sales	$1,784	$79	$1,813	$988
Sales and marketing	3,676	1,618	8,354	8,018
Research and development	692	235	1,794	1,816
General and administrative	373	207	1,538	803
Other income (loss), net	—	—	709	—
Provision for income taxes	(1,800)	(720)	(3,983)	(3,655)
Total	$4,725	$1,419	$10,225	$7,970

Capitalization and amortization of internally developed software costs
Cost of sales	$6,412	$5,332	$18,736	$15,521
Research and development	(1,808)	(9,590)	(13,152)	(34,406)
Provision for income taxes	(967)	1,490	(1,173)	6,610
Total	$3,637	$(2,768)	$4,411	$(12,275)

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Reconciliation of Gross Profit to Non-GAAP Gross Profit
Gross profit, as reported	$257,112	$237,170	$753,335	$696,902
Stock-based compensation	844	689	2,415	1,914
Amortization of acquisition intangibles	701	1,502	2,448	4,648
Acquisition transaction costs and restructuring charges	1,784	79	1,813	988
Amortization of internally developed software costs	6,412	5,332	18,736	15,521
Non-GAAP gross profit	$266,853	$244,772	$778,747	$719,973
Non-GAAP gross margin	77.1%	76.3%	78.0%	76.6%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
Operating expenses, as reported	$211,102	$199,655	$642,277	$608,436
Stock-based compensation	(8,712)	(6,856)	(25,077)	(19,433)
Amortization of acquisition intangibles	(538)	(798)	(1,664)	(2,292)
Acquisition transaction costs and restructuring charges	(4,741)	(2,060)	(11,686)	(10,637)
Capitalization of internally developed software costs	1,808	9,590	13,152	34,406
Non-GAAP operating expenses	$198,919	$199,531	$617,002	$610,480

Reconciliation of Operating Income to Non-GAAP Operating Income
Operating income, as reported	$46,010	$37,515	$111,058	$88,466
Stock-based compensation	9,556	7,545	27,492	21,347
Amortization of acquisition intangibles	1,239	2,300	4,112	6,940
Acquisition transaction costs and restructuring charges	6,525	2,139	13,499	11,625
Net (capitalization) and amortization of internally developed software costs	4,604	(4,258)	5,584	(18,885)
Non-GAAP operating income	$67,934	$45,241	$161,745	$109,493
Non-GAAP operating margin	19.6%	14.1%	16.2%	11.7%

Reconciliation of Income before income taxes to Non-GAAP Income before income taxes
Income before income taxes, as reported	$48,375	$38,115	$112,990	$90,642
Stock-based compensation	9,556	7,545	27,492	21,347
Amortization of acquisition intangibles	1,239	2,300	4,112	6,940
Acquisition transaction costs and restructuring charges	6,525	2,139	14,208	11,625
Net (capitalization) amortization of internally developed software costs	4,604	(4,258)	5,584	(18,885)
Non-GAAP income before income taxes	$70,299	$45,841	$164,386	$111,669

Reconciliation of Provision for income taxes to Non-GAAP Provision for income taxes
Provision for income taxes, as reported	$5,181	$4,726	$14,474	$13,949
Stock-based compensation	1,455	2,369	6,115	7,388
Amortization of acquisition intangibles	149	546	518	1,656
Acquisition transaction costs, restructuring charges, and other	1,800	720	3,983	3,655
Net (capitalization) amortization of internally developed software costs	967	(1,490)	1,173	(6,610)
Tax reform charge	1,146	—	1,146	—
Non-GAAP provision for income taxes	$10,698	$6,871	$27,409	$20,038

Reconciliation of GAAP Net Income, Basic EPS and Diluted EPS to Non-GAAP Net Income, Non-GAAP Basic EPS and Non-GAAP Diluted EPS
(in thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Net income, as reported	$43,194	$33,389	$98,516	$76,693
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation, net of tax effect	8,101	5,176	21,377	13,959
Amortization of acquisition intangibles, net of tax effect	1,090	1,754	3,594	5,284
Acquisition transaction costs, restructuring, and other, net of tax effect	4,725	1,419	10,225	7,970
Net (capitalization)/amortization of internally developed software costs, net of tax	3,637	(2,768)	4,411	(12,275)
Tax reform charge	(1,146)	—	(1,146)	—
Non-GAAP net income	$59,601	$38,970	$136,977	$91,631

Basic EPS, as reported	$0.33	$0.26	$0.75	$0.59
Adjustment to reconcile basic EPS to non-GAAP
basic EPS:
Impact of stock-based compensation, net of tax effect	0.06	0.04	0.16	0.11
Impact of amortization of acquisition intangibles, net of tax effect	—	0.01	0.03	0.04
Impact of acquisition transaction costs, restructuring, and other, net of tax effect	0.04	0.01	0.08	0.05
Impact of (capitalization)/amortization of internally developed software costs, net	0.03	(0.02)	0.03	(0.09)
Impact of tax reform charge	(0.01)	—	(0.01)	—
Non-GAAP basic EPS	$0.45	$0.30	$1.04	$0.70

Diluted EPS, as reported	$0.32	$0.25	$0.74	$0.59
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS
Impact of stock-based compensation, net of tax effect	0.06	0.04	0.16	0.11
Impact of amortization of acquisition intangibles, net of tax effect	0.01	0.02	0.03	0.04
Impact of acquisition transaction costs, restructuring, and other, net of tax effect	0.04	0.01	0.08	0.05
Impact of (capitalization)/amortization of internally developed software costs, net of tax effect	0.03	(0.02)	0.03	(0.09)
Impact of tax reform charge	(0.01)	—	(0.01)	—
Non-GAAP diluted EPS	$0.45	$0.30	$1.03	$0.70

Weighted average shares outstanding -
Basic	132,357	130,660	131,792	130,103
Diluted	133,197	131,617	133,067	131,050

National Instruments
Reconciliation of Net Income to EBITDA
(in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net income, as reported	$43,194	$33,389	$98,516	$76,693
Adjustments to reconcile net income to EBITDA:
Interest income, net	(1,525)	(464)	(3,705)	(863)
Tax expense	5,181	4,726	14,474	13,949
Depreciation and amortization	18,637	18,879	53,735	54,794
EBITDA	$65,487	$56,530	$163,020	$144,573
Weighted average shares outstanding - Diluted	133,197	131,617	133,067	131,050

Reconciliation of GAAP to Non-GAAP EPS Guidance
(unaudited)
	Three Months Ended
	December 31, 2018

	Low	High
GAAP Diluted EPS, guidance	$0.35	$0.49
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Impact of stock-based compensation, net of tax effect	0.06	0.06
Impact of amortization of acquisition intangibles and acquisition accounting adjustments, net of tax effect	0.01	0.01
Impact of acquisition transaction costs, restructuring, and other, net of tax effect	0.01	0.01
Impact of capitalization/amortization of software development costs, net of tax effect	0.03	0.03
Non-GAAP Diluted EPS, guidance	$0.46	$0.60